NEWS RELEASE
March 20, 2020 Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                                (301) 429-4638
Washington, DC

URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

Washington, DC: - Urban One, Inc. (NASDAQ: UONEK and UONE) today reported its results for the quarter ended December 31, 2019. Net revenue was approximately $105.9 million, a decrease of 6.8% from the same period in 2018. Broadcast and digital operating income1 was approximately $34.3 million, a decrease of approximately $10.3 million from the same period in 2018. The Company reported operating income of approximately $12.1 million for the three months ended December 31, 2019, compared to approximately $9.4 million for the same period in 2018. Net loss was approximately $7.9 million or $0.18 per share (basic) compared to net income of approximately $116.9 million or $2.62 per share (basic) for the same period in 2018. Adjusted EBITDA2 was approximately $27.5 million for the three months ended December 31, 2019, compared to approximately $35.3 million for the same period in 2018.

Alfred C. Liggins, III, Urban One's CEO and President stated, "Our Adjusted EBITDA for the year of approximately $133.5 million was adversely impacted by the re-classification of operating lease expenses out of interest expense as previously reported through Q3, absent which accounting reclassification we would have been above the mid-point of our guidance. Our same station radio revenue excluding political advertising was -2.9%, which was in line with our previously reported low-single digit decline in core pacings. With tough political comps (-83.5%) this made for a difficult quarter, but in line with expectations. The first quarter of 2020 started brightly, with both January and February radio division revenues ahead of prior year, and strong political revenues. The Covid-19 outbreak has reversed that growth, with cancellations from clients whose businesses revolve around events, travel, leisure and entertainment. On a same station basis our radio division is currently pacing up mid-single digits including political, and down low single digits excluding political revenue. As a result of the pandemic, we have postponed our annual Tom Joyner's Fantastic Voyage cruise, which will impact our Q2 revenue and EBITDA, and we are monitoring all of our larger public events with a view towards mitigating risk and keeping our employees, clients and listeners safe."

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PAGE 2 -- URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

RESULTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
STATEMENT OF OPERATIONS	(unaudited)		(unaudited)
	(in thousands, except share data)		(in thousands, except share data)

NET REVENUE	$105,854	$113,541	$436,929	$439,098
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	34,947	31,842	128,726	125,316
Selling, general and administrative, excluding stock-based compensation	36,617	37,136	151,791	148,967
Corporate selling, general and administrative, excluding stock-based compensation	10,702	11,056	36,947	32,019
Stock-based compensation	2,192	1,076	4,784	4,711
Depreciation and amortization	2,534	8,320	16,985	33,189
Impairment of long-lived assets	6,800	14,700	10,600	21,256
Total operating expenses	93,792	104,130	349,833	365,458
Operating income	12,062	9,411	87,096	73,640
INTEREST INCOME	19	46	150	240
INTEREST EXPENSE	19,753	19,244	81,400	76,667
LOSS ON RETIREMENT OF DEBT	-	2,794	-	1,809
OTHER INCOME, net	(2,406)	(2,152)	(7,075)	(8,002)
(Loss) income before provision for (benefit from) income taxes and noncontrolling interest in income of subsidiaries	(5,266)	(10,429)	12,921	3,406
PROVISION FOR (BENEFIT FROM) INCOME TAXES	2,522	(127,844)	10,864	(138,758)
CONSOLIDATED NET (LOSS) INCOME	(7,788)	117,415	2,057	142,164
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	133	493	1,132	1,163
CONSOLIDATED NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(7,921)	$116,922	$925	$141,001

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS
CONSOLIDATED NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(7,921)	$116,922	$925	$141,001

Weighted average shares outstanding - basic[3]	44,172,147	44,663,033	44,699,586	45,647,696
Weighted average shares outstanding - diluted[4]	44,172,147	46,874,741	47,921,671	48,000,957

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PAGE 3 -- URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
PER SHARE DATA - basic and diluted:	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	(in thousands, except per share data)		(in thousands, except per share data)

Consolidated net (loss) income attributable to common stockholders (basic)	$(0.18)	$2.62	$0.02	$3.09

Consolidated net (loss) income attributable to common stockholders (diluted)	$(0.18)	$2.49	$0.02	$2.94

SELECTED OTHER DATA
Broadcast and digital operating income [1]	$34,290	$44,563	$156,412	$164,815
Broadcast and digital operating income margin (% of net revenue)	32.4%	39.2%	35.8%	37.5%

Broadcast and digital operating income reconciliation:

Consolidated net (loss) income attributable to common stockholders	$(7,921)	$116,922	$925	$141,001
Add back non-broadcast and digital operating income items included in consolidated net (loss) income:
Interest income	(19)	(46)	(150)	(240)
Interest expense	19,753	19,244	81,400	76,667
Provision for (benefit from) income taxes	2,522	(127,844)	10,864	(138,758)
Corporate selling, general and administrative expenses	10,702	11,056	36,947	32,019
Stock-based compensation	2,192	1,076	4,784	4,711
Loss on retirement of debt	-	2,794	-	1,809
Other income, net	(2,406)	(2,152)	(7,075)	(8,002)
Depreciation and amortization	2,534	8,320	16,985	33,189
Noncontrolling interest in income of subsidiaries	133	493	1,132	1,163
Impairment of long-lived assets	6,800	14,700	10,600	21,256
Broadcast and digital operating income	$34,290	$44,563	$156,412	$164,815

Adjusted EBITDA[2]	$27,526	$35,335	$133,543	$140,622

Adjusted EBITDA reconciliation:

Consolidated net (loss) income attributable to common stockholders:	$(7,921)	$116,922	$925	$141,001
Interest income	(19)	(46)	(150)	(240)
Interest expense	19,753	19,244	81,400	76,667
Provision for (benefit from) income taxes	2,522	(127,844)	10,864	(138,758)
Depreciation and amortization	2,534	8,320	16,985	33,189
EBITDA	$16,869	$16,596	$110,024	$111,859
Stock-based compensation	2,192	1,076	4,784	4,711
Loss on retirement of debt	-	2,794	-	1,809
Other income, net	(2,406)	(2,152)	(7,075)	(8,002)
Noncontrolling interest in income of subsidiaries	133	493	1,132	1,163
Employment Agreement Award, incentive plan award expenses and other compensation	1,373	(1,173)	4,948	(3,654)
Contingent consideration from acquisition	77	684	297	2,399
Severance-related costs	802	411	1,980	2,032
Cost method investment income from MGM National Harbor	1,686	1,906	6,853	7,049
Impairment of long-lived assets	6,800	14,700	10,600	21,256
Adjusted EBITDA	$27,526	$35,335	$133,543	$140,622

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PAGE 4 -- URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

	December 31, 2019	December 31, 2018
	(unaudited)
	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents and restricted cash	$33,546	$15,890
Intangible assets, net	881,708	916,824
Total assets	1,251,406	1,237,409
Total debt (including current portion, net of original issue discount and issuance costs)	876,253	912,463
Total liabilities	1,057,767	1,052,036
Total stockholders' equity	183,075	175,141
Redeemable noncontrolling interest	10,564	10,232

	December 31, 2019	Applicable Interest Rate
	(in thousands)
SELECTED LEVERAGE DATA:
2017 Credit Facility, net of original issue discount and issuance costs of approximately $5.4 million (subject to variable rates) (a)	$315,277	5.71%
7.375% senior secured notes due April 2022, net of original issue discount and issuance costs of approximately $2.4 million (fixed rate)	347,585	7.375%
2018 Credit Facility, net of original issue discount and issuance costs of approximately $3.7 million (fixed rate)	163,404	12.875%
MGM National Harbor Loan, net of original issue discount and issuance costs of approximately $2.1 million (fixed rate)	49,987	11.00%
Asset-backed credit facility (subject to variable rates) (a)	-	0.00%

(a)	Subject to variable Libor or Prime plus a spread that is incorporated into the applicable interest rate set forth above.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Urban One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Urban One's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in Urban One's reports on Forms 10-K, 10-Q, 10-Q/A, 8-K and other filings with the Securities and Exchange Commission (the "SEC"). Urban One does not undertake any duty to update any forward-looking statements.

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PAGE 5 -- URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

Net revenue consists of gross revenue, net of local and national agency and outside sales representative commissions. Agency and outside sales representative commissions are calculated based on a stated percentage applied to gross billing.

	Three Months Ended December 31,
	2019	2018	$ Change	% Change
	(Unaudited)
	(in thousands)
Net Revenue:
Radio Advertising	$48,359	$53,258	$(4,899)	-9.2%
Political Advertising	705	4,268	(3,563)	-83.5%
Digital Advertising	8,642	8,071	571	7.1%
Cable Television Advertising	19,118	20,218	(1,100)	-5.4%
Cable Television Affiliate Fees	25,667	25,764	(97)	-0.4%
Event Revenues & Other	3,363	1,962	1,401	71.4%

Net Revenue (as reported)	$105,854	$113,541	$(7,687)	-6.8%

Net revenue decreased to approximately $105.9 million for the quarter ended December 31, 2019, from approximately $113.5 million for the same period in 2018. Net revenues from our radio broadcasting segment decreased 11.6% compared to the same period in 2018. We experienced net revenue declines most significantly in our Baltimore, Cincinnati, Cleveland, Columbus, Detroit, Indianapolis, Philadelphia, Raleigh and St. Louis markets, with our Dallas market experiencing growth for the quarter. The declines in Detroit were driven by the previously announced sales of our Detroit WDMK-FM station as of August 31, 2019 and our Detroit WPZR-FM station as of August 8, 2018. Same station net revenue, excluding political, from our radio broadcasting segment decreased 2.9% compared to the same period in 2018. We recognized approximately $44.8 million of revenue from our cable television segment during the three months ended December 31, 2019, compared to approximately $45.9 million for the same period in 2018, with the decrease primarily in advertising sales revenue. Net revenue from our Reach Media segment decreased approximately $1.2 million for the quarter ended December 31, 2019, compared to the same period in 2018. Finally, net revenues for our digital segment increased $519,000 for the three months ended December 31, 2019, compared to the same period in 2018, primarily due to an increase in direct revenues.

Operating expenses, excluding depreciation and amortization, stock-based compensation and impairment of long-lived assets, increased to approximately $82.3 million for the quarter ended December 31, 2019, up 2.8% from the approximately $80.0 million incurred for the comparable quarter in 2018. The overall operating expense increase was driven primarily by higher programming and technical expenses, which was partially offset by lower selling, general and administrative expenses and lower corporate selling, general and administrative expenses. The increase in programming and technical expenses was primarily driven by higher program content amortization expense at our cable television segment. The decrease in selling, general and administrative expenses is primarily from our radio broadcasting segment as a result of lower variable sales based compensation expenses and representation fees.

Depreciation and amortization expense decreased to approximately $2.5 million for the quarter ended December 31, 2019, compared to approximately $8.3 million for the same quarter in 2018. The decrease in expense is due to the mix of assets approaching or near the end of their useful lives, most notably certain of the Company's cable television affiliate agreements.

Interest expense increased to approximately $19.8 million for the quarter ended December 31, 2019, compared to approximately $19.2 million for the same period in 2018. The Company made cash interest payments of approximately $23.7 million on its outstanding debt for the quarter December 31, 2019, compared to cash interest payments of approximately $27.1 million on its outstanding debt for the quarter ended December 31, 2018. On December 20, 2018, the Company closed on a new $192.0 million unsecured credit facility (the "2018 Credit Facility") and a new $50.0 million loan secured by its interest in the MGM National Harbor Casino (the "MGM National Harbor Loan"). As of December 31, 2019, the Company did not have any borrowings outstanding on its asset-backed credit facility.

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PAGE 6 -- URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

During the quarter ended December 31, 2018, the Company recorded a loss on retirement of debt of approximately $2.8 million. This amount included a write-off of previously capitalized debt financing costs and original issue discount associated with the Company's 9.25% Senior Subordinated Notes due 2020 (the "2020 Notes") in the amount of $649,000 and also included approximately $2.1 million associated with the premium paid to the bondholders.

The impairment of long-lived assets for the three months ended December 31, 2019, was related to a non-cash impairment charge of approximately $5.8 million to reduce the carrying value of our digital segment goodwill as well as a non-cash impairment charge of approximately $1.0 million associated with our Indianapolis market radio broadcasting license. By comparison, the impairment of long-lived assets for the three months ended December 31, 2018 in the amount of approximately $14.7 million, was related to a non-cash impairment charge recorded to reduce the carrying value of our Atlanta market goodwill.

The increase in stock-based compensation for the three months ended December 31, 2019, compared to the same period in 2018, is primarily due to grants and vesting of stock awards for certain executive officers and other management personnel.

For the three months ended December 31, 2019, we recorded a provision for income taxes of approximately $2.5 million on a pre-tax loss from continuing operations of approximately $5.3 million, which results in a tax rate of (47.9)%. For the three months ended December 31, 2018, we recorded a benefit from income taxes of approximately $127.8 million on a pre-tax loss from operations of approximately $10.4 million, that results in a tax rate of (1,225.9)%. The tax benefit is primarily attributable to deferred tax benefits from federal and state net operating losses of approximately $128.5 million that will be recognized in a future period, and the Company also recorded current state tax expense of approximately $671,000. The Company received a net tax refund of $321,000 and $131,000 for the quarters ended December 31, 2019 and 2018, respectively.

Other income, net, was approximately $2.4 million and $2.2 million for the quarters ended December 31, 2019 and 2018, respectively. For the three months ended December 31, 2019 and 2018, the Company recognized approximately $1.7 million and $1.9 million, respectively, of cost method investment income from its investment in MGM National Harbor.

The decrease in noncontrolling interests in income of subsidiaries was due primarily to lower net income recognized by Reach Media during the three months ended December 31, 2019, compared to the same period in 2018.

Other pertinent financial information includes capital expenditures of approximately $1.2 million and $709,000 for the quarters ended December 31, 2019 and 2018, respectively.

During the three months ended December 31, 2019, the Company did not repurchase any Class A or Class D common stock. During the three months ended December 31, 2018, the Company did not repurchase any Class A common stock but repurchased 914,086 shares of Class D common stock in the amount of approximately $2.0 million.

The Company, in connection with its prior 2009 stock option and restricted stock plan and its current 2019 Equity and Performance Incentive Plan (the "2019 Plan"), is authorized to purchase shares of Class D common stock to satisfy employee tax obligations in connection with the vesting of share grants under the plan. During the three months ended December 31, 2019, the Company executed a Stock Vest Tax Repurchase of 86,512 shares of Class D Common Stock in the amount of $192,000. During the three months ended December 31, 2018, the Company executed a Stock Vest Tax Repurchase of 13,162 shares of Class D Common Stock in the amount of $27,000.
Other Matters:
The Company noted that the corona virus pandemic was having an impact on certain of its revenue and alternative revenue sources.  Most notably, the Company announced that a number of advertisers across significant advertising categories were reducing advertising spend due to the outbreak.  Further, the Company announced that the outbreak has caused the postponement of its 2020 Tom Joyner Foundation Fantastic Voyage cruise and was impairing ticket sales of other tent pole special events.
During the fourth quarter of 2019, the Company reclassified the interest expense component of operating leases accounted for under ASC 842 from interest expense into operating expenses.  The amount reclassified for the fourth quarter was approximately $1.6 million and the full year reclassification was approximately $5.7 million.
Supplemental Financial Information:
For comparative purposes, the following more detailed, unaudited statements of operations for the three months and years ended December 31, 2019 and 2018 are included.

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PAGE 7 -- URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Three Months Ended December 31, 2019
	(in thousands, unaudited)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$105,854	$44,950	$8,031	$8,642	$44,793	$(562)
OPERATING EXPENSES:
Programming and technical	34,947	9,966	4,652	4,006	16,705	(382)
Selling, general and administrative	36,617	20,486	1,454	5,447	9,398	(168)
Corporate selling, general and administrative	10,702	-	1,077	-	1,808	7,817
Stock-based compensation	2,192	284	12	12	-	1,884
Depreciation and amortization	2,534	738	57	482	946	311
Impairment of long-lived assets	6,800	1,000	-	5,800	-	-
Total operating expenses	93,792	32,474	7,252	15,747	28,857	9,462
Operating income (loss)	12,062	12,476	779	(7,105)	15,936	(10,024)
INTEREST INCOME	19	-	-	-	-	19
INTEREST EXPENSE	19,753	338	-	53	1,919	17,443
OTHER INCOME, net	(2,406)	(360)	-	-	(348)	(1,698)
(Loss) income before provision for (benefit from) income taxes and noncontrolling interest in income of subsidiaries	(5,266)	12,498	779	(7,158)	14,365	(25,750)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	2,522	6,115	294	(2)	3,656	(7,541)
CONSOLIDATED NET (LOSS) INCOME	(7,788)	6,383	485	(7,156)	10,709	(18,209)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	133	-	-	-	-	133
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(7,921)	$6,383	$485	$(7,156)	$10,709	$(18,342)

Adjusted EBITDA[2]	$27,526	$14,651	$1,200	$(532)	$16,882	$(4,675)

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PAGE 8 -- URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Three Months Ended December 31, 2018
	(in thousands, unaudited)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$113,541	$50,841	$9,264	$8,123	$45,883	$(570)
OPERATING EXPENSES:
Programming and technical	31,842	10,327	4,493	3,033	14,092	(103)
Selling, general and administrative	37,136	21,376	743	5,723	9,762	(468)
Corporate selling, general and administrative	11,056	-	1,117	-	3,177	6,762
Stock-based compensation	1,076	136	11	31	1	897
Depreciation and amortization	8,320	894	61	472	6,569	324
Impairment of long-lived assets	14,700	14,700	-	-	-	-
Total operating expenses	104,130	47,433	6,425	9,259	33,601	7,412
Operating income (loss)	9,411	3,408	2,839	(1,136)	12,282	(7,982)
INTEREST INCOME	46	-	-	-	-	46
INTEREST EXPENSE	19,244	338	-	-	1,919	16,987
LOSS ON RETIREMENT OF DEBT	2,794	-	-	-	-	2,794
OTHER INCOME, net	(2,152)	(233)	-	-	-	(1,919)
(Loss) income before (benefit from) provision for income taxes and noncontrolling interest in income of subsidiaries	(10,429)	3,303	2,839	(1,136)	10,363	(25,798)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(127,844)	4,811	681	643	2,144	(136,123)
CONSOLIDATED NET INCOME (LOSS)	117,415	(1,508)	2,158	(1,779)	8,219	110,325
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	493	-	-	-	-	493
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$116,922	$(1,508)	$2,158	$(1,779)	$8,219	$109,832

Adjusted EBITDA[2]	$35,335	$19,398	$2,911	$142	$19,116	$(6,232)

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PAGE 9 -- URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Year Ended December 31, 2019
	(in thousands, unaudited)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$436,929	$177,478	$44,691	$31,922	$185,027	$(2,189)
OPERATING EXPENSES:
Programming and technical	128,726	41,096	16,802	12,444	60,121	(1,737)
Selling, general and administrative	151,791	78,047	18,166	19,278	36,639	(339)
Corporate selling, general and administrative	36,947	-	3,139	2	6,426	27,380
Stock-based compensation	4,784	735	43	51	9	3,946
Depreciation and amortization	16,985	3,248	235	1,877	10,376	1,249
Impairment of long-lived assets	10,600	4,800	-	5,800	-	-
Total operating expenses	349,833	127,926	38,385	39,452	113,571	30,499
Operating income (loss)	87,096	49,552	6,306	(7,530)	71,456	(32,688)
INTEREST INCOME	150	-	-	-	-	150
INTEREST EXPENSE	81,400	1,350	-	53	7,675	72,322
OTHER (INCOME) EXPENSE, net	(7,075)	157	-	-	(348)	(6,884)
Income (loss) before provision for (benefit from) income taxes and noncontrolling interest in income of subsidiaries	12,921	48,045	6,306	(7,583)	64,129	(97,976)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	10,864	15,236	1,637	(12)	16,216	(22,213)
CONSOLIDATED NET INCOME (LOSS)	2,057	32,809	4,669	(7,571)	47,913	(75,763)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1,132	-	-	-	-	1,132
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$925	$32,809	$4,669	$(7,571)	$47,913	$(76,895)

Adjusted EBITDA[2]	$133,543	$58,953	$6,954	$928	$82,007	$(15,299)

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PAGE 10 -- URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Year Ended December 31, 2018
	(in thousands, unaudited)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$439,098	$182,765	$42,984	$31,577	$184,298	$(2,526)
OPERATING EXPENSES:
Programming and technical	125,316	40,165	17,294	13,289	55,054	(486)
Selling, general and administrative	148,967	76,648	15,205	24,208	34,963	(2,057)
Corporate selling, general and administrative	32,019	-	3,512	6	9,076	19,425
Stock-based compensation	4,711	614	53	114	11	3,919
Depreciation and amortization	33,189	3,484	250	1,907	26,259	1,289
Impairment of long-lived assets	21,256	21,256	-	-	-	-
Total operating expenses	365,458	142,167	36,314	39,524	125,363	22,090
Operating income (loss)	73,640	40,598	6,670	(7,947)	58,935	(24,616)
INTEREST INCOME	240	-	-	-	-	240
INTEREST EXPENSE	76,667	1,363	-	-	7,676	67,628
LOSS ON RETIREMENT OF DEBT	1,809	-	-	-	-	1,809
OTHER INCOME, net	(8,002)	(876)	-	-	(2)	(7,124)
Income (loss) before (benefit from) provision for income taxes and noncontrolling interest in income of subsidiaries	3,406	40,111	6,670	(7,947)	51,261	(86,689)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(138,758)	13,561	1,622	13	12,285	(166,239)
CONSOLIDATED NET INCOME (LOSS)	142,164	26,550	5,048	(7,960)	38,976	79,550
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1,163	-	-	-	-	1,163
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$141,001	$26,550	$5,048	$(7,960)	$38,976	$78,387

Adjusted EBITDA[2]	$140,622	$66,679	$6,986	$(3,101)	$86,975	$(16,917)

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PAGE 11 -- URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

Urban One, Inc. will hold a conference call to discuss its results for the fourth fiscal quarter of 2019. The conference call is scheduled for Friday, March 20, 2020 at 10:00 a.m. EDT. To participate on this call, U.S. callers may dial toll-free 1-844-291-6362; international callers may dial direct (+1) 234-720-6995.

A replay of the conference call will be available from 1:00 p.m. EDT March 20, 2020 until 11:55 p.m. EDT March 27, 2020. Callers may access the replay by calling 1-866-207-1041; international callers may dial direct (+1) 402-970-0847. The replay Access Code is 4249913.

Access to live audio and a replay of the conference call will also be available on Urban One's corporate website at www.urban1.com. The replay will be made available on the website for seven days after the call.

Urban One, Inc. (urban1.com), together with its subsidiaries, is the largest diversified media company that primarily targets Black Americans and urban consumers in the United States. The Company owns TV One, LLC (tvone.tv), a television network serving more than 59 million households, offering a broad range of original programming, classic series and movies designed to entertain, inform and inspire a diverse audience of adult Black viewers. As of January 2020, Urban One currently owns and/or operates 61 broadcast stations (including all HD stations, translator stations and the low power television stations we operate) branded under the tradename "Radio One" in 14 urban markets in the United States. Through its controlling interest in Reach Media, Inc. (blackamericaweb.com), the Company also operates syndicated programming including the Rickey Smiley Morning Show, the Russ Parr Morning Show and the DL Hughley Show. In addition to its radio and television broadcast assets, Urban One owns iOne Digital (ionedigital.com), our wholly owned digital platform serving the African-American community through social content, news, information, and entertainment websites, including its Cassius, Bossip, HipHopWired and MadameNoire digital platforms and brands. We also have invested in a minority ownership interest in MGM National Harbor, a gaming resort located in Prince George's County, Maryland. Through our national multi-media operations, we provide advertisers with a unique and powerful delivery mechanism to the African-American and urban audiences.

Notes:

1 "Broadcast and digital operating income" consists of net (loss) income before depreciation and amortization, corporate selling, general and administrative expenses, stock-based compensation, income taxes, noncontrolling interest in income (loss) of subsidiaries, interest expense, impairment of long-lived assets, other (income) expense, loss (gain) on retirement of debt, gain on sale-leaseback and interest income. Broadcast and digital operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless, broadcast and digital operating income is a significant measure used by our management to evaluate the operating performance of our core operating segments because broadcast and digital operating income provides helpful information about our results of operations apart from expenses associated with our fixed assets and long-lived intangible assets, income taxes, investments, debt financings and retirements, overhead, stock-based compensation, impairment charges, and asset sales. Our measure of broadcast and digital operating income is similar to industry use of station operating income; however, it reflects our more diverse business and therefore is not completely analogous to "station operating income" or other similarly titled measures used by other companies. Broadcast and digital operating income does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of net income (loss) to broadcast and digital operating income has been provided in this release.

2 "Adjusted EBITDA" consists of net loss plus (1) depreciation, amortization, income taxes, interest expense, noncontrolling interest in (loss) income of subsidiaries, impairment of long-lived assets, stock-based compensation, (gain) loss on retirement of debt, gain on sale-leaseback, Employment Agreement and incentive plan award expenses and other compensation, contingent consideration from acquisition, severance-related costs, cost investment income, less (2) other income and interest income. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as "EBITDA." Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. However, we believe Adjusted EBITDA is often a useful measure of a company's operating performance and is a significant measure used by our management to evaluate the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financing, our taxes, impairment charges, and gain on retirements of debt. Accordingly, we believe that Adjusted EBITDA provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and long-lived intangible assets or capital structure. EBITDA is frequently used as one of the measures for comparing businesses in the broadcasting industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including, but not limited to the fact that our definition includes the results of all four segments (radio broadcasting, Reach Media, digital and cable television). Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA has been provided in this release.

3 For the three months ended December 31, 2019 and 2018, Urban One had 44,172,147 and 44,663,033 shares of common stock outstanding on a weighted average basis (basic), respectively.  For the years ended December 31, 2019 and 2018, Urban One had 44,699,586 and 45,647,696 shares of common stock outstanding on a weighted average basis (basic), respectively.

4 For the three months ended December 31, 2019 and 2018, Urban One had 44,172,147 and 46,874,741 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively.  For the years ended December 31, 2019 and 2018, Urban One had 47,921,671 and 48,000,957 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively.